Exhibit 10.1
[Those portions of this agreement that have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Spheris Inc.’s application requesting confidential treatment are marked “[***]” herein.]
AGREEMENT FOR
HEALTH INFORMATION PROCESSING SERVICES
THIS AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES (“Agreement”) is made and entered into as of October 3, 2008 (the “Effective Date”) by and between Spheris (as defined below) and Client (as defined below) and governs the provision and receipt of certain health information processing services described herein.

Spheris:	Client:

Spheris Operations LLC, a Tennessee Limited Liability Company	Community Health Systems Professional Services Corporation, on behalf of itself and the facilities listed on Exhibit E

Principal Place of Business:	Principal Place of Business:

9009 Carothers Parkway, Suite C-3	4000 Meridian Boulevard
Franklin, Tennessee 37067	Franklin, Tennessee 37067

Notice Recipient(s) and Addressee(s):	Notice Recipient(s) and Addressee(s):

Legal Department	Ms. Cheryl Hammen, Vice President
Spheris Operations LLC	Health Information Management
9009 Carothers Parkway, Suite C-3	Community Health Systems Professional Services Corporation
Franklin, Tennessee 37067	4000 Meridian Boulevard
Fax: (615) 261-1790	Franklin, Tennessee 37067
Fax: (615) 373-0445
This Agreement is comprised of the following documents, each of which is incorporated herein by this reference:
1.	This Cover Page; and

2.	The following attached exhibits:

Exhibit A:	Services and Pricing
Exhibit B:	Turnaround Time; Performance Incentives; Quality
Exhibit C:	Standard Terms and Conditions
Exhibit D:	HIPAA Business Associate Addendum
Exhibit E:	List of Participating Facilities
Exhibit F:	Conversion Schedule
Exhibit G:	Facility Acknowledgement
Exhibit H:	Facility Annual VBC Volume
Exhibit I:	CHS Implementation Process Overview
Exhibit J:	Form of Requirements Document — HIM
Exhibit K:	Form of Requirements Document — Radiology
SERVICES: Spheris will provide to Client certain personnel, equipment and systems for transcribing Authorized Dictation Recordings into Medical Reports, as more specifically described in Exhibit A hereto (“Services”) to all Client’s hospital facilities, whether now owned or later-acquired, which are listed on Exhibit E, as may be amended (each, a “Facility”). Each such Facility shall execute a Facility Acknowledgement, a form of which is attached hereto as Exhibit G. For purposes of this Agreement, “Authorized Dictation Recording” means a dictation recording created by a Client physician or other authorized staff providing medical services at the Facilities, and “Medical Report” means a medical report transcript created by Spheris as a result of submission to Spheris by Client of an Authorized Dictation Recording.
TERM: The initial term of this Agreement (“Term”) shall be five (5) years, beginning on the Effective Date hereof and expiring at midnight on the last day of the month in which the fifth anniversary of the Term occurs. Unless otherwise terminated in accordance with the terms of this Agreement, the Term will automatically be extended for additional successive one (1) year periods; however, during such extensions, either party may terminate this Agreement by giving at least ninety (90) days prior written notice.
Spheris Operations LLC
Standard Terms & Conditions

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates indicated below, to be effective as of the Effective Date.

Spheris Operations LLC			Community Health Systems Professional Services Corporation

By:	/s/ Steven E. Simpson		By:	/s/ Kenneth D. Hawkins

	Name:	Steven E. Simpson		Name:	Kenneth D. Hawkins
	Title:	President and CEO		Title:	Senior Vice President, Acquisitions & Development

Date: October 3, 2008			Date: October 3, 2008
Spheris Operations LLC — Confidential

2

EXHIBIT A
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AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
SERVICES AND PRICING
I. SERVICES
Based on an understanding of Facility’s objectives, financial goals, system and service needs, Spheris will devise an information processing solution that provides a framework addressing such needs. The solution shall be embodied in a written “Requirements Document,” substantially in the form attached hereto as Exhibit J and/or Exhibit K, to be created and agreed to mutually by Spheris and Client detailing, among other things, an implementation plan, communications requirements, project management, production planning, document formatting and delivery. Spheris is a global company and may utilize any of its resources to perform the Services hereunder.
Implementation will be in accordance with Exhibit I (CHS Implementation Process Overview) and Exhibit J (Form of Requirements Document — HIM) and/or Exhibit K (Form of Requirements Document — Radiology). The Requirements Documents contain specific information related to workflow, applications, training, support, setup, voice capture, telecommunications, networking, security, interfaces, and document delivery.
II. PRICING
Spheris will invoice each Facility for medical transcription services based on Visual Black Characters. A Visible Black Character is defined as any printed letter, number, symbol, and/or punctuation mark excluding any/all formatting (e.g., bold, underline, italics, table structure, formatting codes.). The parties agree that character counts shall be determined using Spheris’s software system and shall not be derived from any third party software or interface system.
Pricing for each Facility shall be based on the annual volume) of Visible Black Character (“VBC”) as stipulated in Exhibit H as follows:

Tier	Price
[***]	[***]
[***]	[***]
[***]	[***]
The annual volume of each respective Facility is listed on Exhibit H and fees for each Facility shall be derived utilizing the volumes set forth therein, and after receiving twelve (12) months of Service hereunder, shall be reset on the next anniversary of the Effective Date hereof. For example, if a Facility is implemented in December of 2008, its volume tier will be reset in October of 2010.
Optional Services:

Web Enabled View, Edit and E-Signature	[***]

Data Retrieval and EMR Interface	[***]

Implementation	[***]

Interface Services	[***]

Faxing	[***]

Professional Services	[***]
Training. At “go-live,” Spheris shall provide to each Facility twenty-four (24) hours of on-site training (scheduled across no less than three (3) calendar days, to be defined in conjunction with the Facility) and unlimited self-paced interactive online training to relevant users with respect to Spheris equipment. Additional training is available at a rate of [***] per eight (8) hour day per trainer, plus expenses. In no event shall Spheris be responsible for training on non-Spheris equipment (e.g., handheld devices). In the case of [***], training may include Spheris training of internal Facility trainers.
Conversion Schedule. Within fifteen (15) days of the Effective Date of this Agreement, Client and Spheris shall mutually agree on a conversion schedule detailing, among other things, kick-off dates for each facility in a schedule substantially the form attached hereto as Exhibit F (“Conversion Schedule”). The parties agree that the Conversion Schedule shall provide for implementation of all Client facilities within thirty-six (36) months of the Effective Date hereof and shall consist of [***] going live each month which, in the aggregate, generate an annual equivalent of [***] “VBCs”. Thereafter, implementation shall follow the Conversion Schedule and Client and each Facility shall use its respective best efforts to facilitate Spheris’ implementation of the Services according to the Conversion Schedule. Notwithstanding the foregoing, the Client or Spheris, using a reasonableness standard, reserves the right to agree to amend the Conversion Schedule beyond thirty-six (36) months in the event adhering to the then-current Conversion Schedule adversely impacts either Facility operations or Spheris operations.
Implementation. Spheris and each Facility will use their respective reasonable commercial efforts to implement the Services in accordance with the Requirements Document. Facility shall provide to Client prior written notice in the event it requests any modifications to the Requirements Document, which, if approved by Client, will then be submitted to Spheris. Promptly after receiving such notice, Spheris shall evaluate Facility’s request and provide to Client a proposal setting forth the proposed changes and/or development necessary to accommodate Facility’s requested change, including cost estimates, projected time for completion and other appropriate terms and conditions. In the event Spheris’ proposal is accepted, the fees and charges for the modifications will be defined in an amendment to the agreement and Facility shall pay those fees and charges. Telephone voice capture commands can and will be set up to “mimic” functionality of existing hardware and/or transcription vendors when requested.
Spheris Operations LLC — Confidential

A-1

Billing. Spheris shall submit invoices monthly to each Facility for work transcribed from the first of each month through the end of the month. The invoice will contain the following information: number of reports and VBCs by work type or provider, billing rate, applicable taxes and grand total. Each invoice shall be payable within thirty (30) days of invoice date. Spheris will charge interest of [***] per month for invoices not paid within sixty (60) days of invoice due date. The parties agree that withholding such payments is not a remedy for disputes relating to this Agreement. Spheris shall notify Client in the event a Facility has not timely paid its invoices and Client shall use its best efforts to resolve the payment issue. Spheris reserves the right to suspend the Services at any time if past due invoices are not paid within fifteen (15) days following notice by Spheris of such past due amounts, and all costs of collection, including reasonable attorneys’ fees shall be paid by Facility. Facility shall have forty-five (45) days following its receipt of an invoice to dispute such invoice and may request copies of such records as are reasonably necessary to examine Spheris’ computation of the amount shown on such invoice. In the event Spheris does not receive written notice of dispute within such forty-five (45) day period, Spheris’ calculation of the invoiced amount shall be deemed correct and acceptable to Facility for all purposes.
Spheris Operations LLC — Confidential

A-2

EXHIBIT B
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AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
TURNAROUND TIME; PERFORMANCE INCENTIVES; QUALITY
Spheris shall transcribe Medical Reports meeting the following Turnaround Times. Turnaround times shall be performed and adhered to twenty-four hours a day, seven days a week, 365 (or 366) days per year.

Contract Turnaround Time
Work Type	with Continuous Electronic ADT

STATS*	[***]
History & Physical	[***]
Discharge Summary	[***]
Operative/Procedure Notes	[***]
Radiology/Medical Imaging Reports	[***]
Consultation Reports	[***]
Emergency Department	[***]
Progress Notes	[***]
Other	[***]
“Turnaround Time” is defined as the average time, computed on a monthly basis, from the time an Authorized Dictation Recording is forwarded to Spheris by a Facility and the time the Medical Report for such Authorized Dictation Recording is made electronically available to the given Facility; provided, however, that any Authorized Dictation Recording submitted by a Facility to Spheris containing information or data that is incomplete, inaudible or otherwise impaired shall not be subject to the standards set forth in this Exhibit B.
The Turnaround Time requirements set forth above shall not be applicable:
a)	Except for STAT work type, for a period of two (2) full calendar months following the Start-up Date of each new Facility as well as any new work types or changes to turnaround times for current work types to allow for appropriate ramp-up of Services, except for Facilities with [***], which TATs shall apply three (3) full calendar months after Start-up Date;

b)	For Facilities with [***], during invoice periods in which the number of lines transcribed exceeds by more than fifteen percent (15%) the average volume during the preceding three (3) months (TAT will apply to those reports up to 15% beyond the average for the preceding three (3) months);

c)	During unscheduled Facility downtime;

d)	For a physician during any month in which the physician’s compliance with demographic information entry requirements falls below ninety percent (90%); or

e)	In the event of noncompliance by a Facility with any material terms of this Agreement or the actions of any third party with whom Facility has a relationship which negatively impacts the Services through no fault of Spheris.

*	Medical Reports for which there exists a critical need (“STAT Reports”) shall be transcribed, labeled “STAT” and transmitted to Facility in the Turnaround Time set forth above. For invoice periods in which the volume of STAT Reports exceeds [***] of the total volume of Medical Reports for a given Facility, Spheris shall assess a fee premium to the Facility of [***] of the amount invoiced for STAT Reports for the period in which such STAT Report volume is exceeded.
Turnaround Time Performance Penalties
Turnaround time penalties shall be determined separately for each Facility. Spheris shall credit a Facility’s invoice for non-compliance with contracted turnaround times as set forth in the table below. Turnaround time shall be calculated as the average turnaround time divided by the average contract turnaround time for all Medical Reports with the same contracted turnaround time during the invoice period. (For example, “History and Physical” and “Emergency Department” shall be combined to determine the average turnaround time.) This calculation shall accompany each invoice sent to Facility and non-compliance shall be credited to that specific invoice as set forth below.

Percent Hours Outside
Contracted Turnaround Time	Credit
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Spheris Operations LLC — Confidential

B-1

Turnaround credits shall not be assessed where Turnaround Times requirements described above are not applicable.
Quality
Sixty (60) days after a given Facility goes live, Spheris will maintain an average accuracy score of [***] at each Facility, as defined in the Spheris Quality Program. Spheris will conduct random audits that will be conducted utilizing Spheris auditing and reporting methodologies. The Spheris Quality Program for Facilities covered under this Agreement will not be modified without the prior approval of the Client. [***] of monthly volume, on a post-delivery basis, shall be audited.
The quality measurement process will utilize the following hierarchy of error determination: (i) account specific instructions; (ii) Spheris error definitions policy; and (iii) Spheris transcription standards.
Spheris will make a reasonable best effort to associate customer-provided patient identifying data with available ADT at the time of transcription.
Blanks: There may be times when it is necessary for a transcriptionist to leave a blank in the Medical Report. For this reason, Spheris will not be assessed error points for blanks as outlined in the Spheris Quality Program. Spheris agrees to work in partnership with Facility to minimize blanks and agrees to address opportunities for improvement regarding equipment, transcriptionist error, author education, etc. Special processes shall be developed for Medical Reports containing greater than [***].
Spheris aligns its processes, technology, people and policies to support its efforts to continually improve. Therefore, Spheris will, in collaboration with Facility, develop a written plan that includes a timeline for problem resolution, responsible parties and action steps to resolve impacted service levels as part of the continuous quality improvement program.
Reporting
Spheris shall submit to Client a monthly report containing performance metrics by the 15th day following the end of each month, the format and content of which shall be mutually agreed upon by the parties.
Remediation
In the event Spheris fails to meet the performance metrics defined in this Exhibit B for thirty (30) days, Facility shall send to Spheris written notice of such failure. Upon receipt of such notice, Spheris shall promptly investigate the cause of the failure and will provide to Facility, within fifteen (15) days, a plan to resolve such non-compliance (“Remediation Plan”). If within twenty-one (21) days of presenting a Remediation Plan to Facility (“Remediation Period”), Spheris is unable to remedy the performance issues, which performance issues are through no fault of Facility, such Facility may be excluded by Client from participating under this Agreement and will be added back to the Conversion Schedule and shall be re-implemented at a later time. Facilities excluded under this Remediation Section shall not count towards [***].
Spheris Operations LLC — Confidential

B-2

EXHIBIT C
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AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
STANDARD TERMS AND CONDITIONS
1. System
1.1 Modification. Spheris may, from time to time, in its sole discretion, without liability to Client or Facility, revise, modify, update or replace any software or other applications (“Systems”) made available by Spheris under this Agreement; provided the Services are not adversely affected in any material manner and Spheris notifies relevant Facility of any such change as soon as practicable. Spheris shall furnish Facility with reasonably necessary information in connection therewith to allow implementation and testing prior to the effective date of such event and, if appropriate, Facility hereby agrees to cooperate in a reasonable manner to incorporate such changes.
1.2 Connectivity. Spheris shall provide toll free connection from Facility to Spheris for creation of voice files. Client and/or Facility is responsible for its own PBX and ensuring it has sufficient outbound lines to accommodate its volume of voice dictation. Client and/or Facility shall be responsible for all expenses incurred in connection with the installation and maintenance of any cabling, networking, PC workstations, printers and any other support infrastructure as may be described it he Requirements Document.
2. TERMINATION.
2.1. Termination. This Agreement shall continue in full force and effect for the Term unless terminated upon the earliest to occur of any of the following events:
2.1.1. by Client thirty (30) days following the date Client gives Spheris written notification of termination for Cause. For purposes of this paragraph, “Cause” shall mean: (a) fraud in connection with the performance of this Agreement by Spheris; or (b) greater than [***] of the Participating Facilities exclude themselves from participation under this Agreement after following the procedures in Exhibit B, Remediation, due to Spheris’ failure to perform;
2.1.2. by Facility immediately upon material breach by Spheris of the HIPAA Business Associate Addendum attached hereto as Exhibit D (the “HIPAA Addendum”) or the confidentiality provisions in Section 3;
2.1.3. by Spheris with respect to a Facility for delay in payment by such Facility of any invoice in excess of forty-five (45) days after the due date thereof, such termination being effective thirty (30) days from Facility’s receipt of such termination notice, provided, however, that in order to effectuate such termination Spheris must have provided written notice of Spheris’ intent to terminate to Client at least thirty (30) days prior to the intended termination date; or
2.1.4. by Spheris thirty (30) days following the date Spheris gives Client written notification of termination for Cause. For purposes of this paragraph, “Cause” shall mean: (a) fraud in connection with the performance of this Agreement by Client; (b) breach of the confidentiality provisions in Section 3; or (c) action taken by Client which materially impairs the ability of Spheris to perform its obligations hereunder;
2.1.5. by either party if the other party: (a) commences, or has commenced, proceedings under any bankruptcy law, unless within one hundred and twenty (120) days after commencement of bankruptcy proceedings, this Agreement is affirmed by either party in the bankruptcy proceeding (together with providing such assurances to the other party of its ability to perform this Agreement as may be required by the US Bankruptcy Code or the bankruptcy court); (b) if involuntary proceeding against either party commences, or has commenced, under any bankruptcy insolvency or debtor’s relief law, unless such proceeding is dismissed within sixty (60) days after such commencement; (c) either party commences, or has commenced, proceedings under any insolvency or debtor’s relief law or undergoes an assignment for the benefit of creditors; or (d) either party is liquidated or dissolved; and/or (e) either party ceases to provide, in all material respects, all or substantially all of the terms of the Agreement (individually a “Terminating Event”, and collectively, the “Terminating Events”). The parties acknowledge and agree that the occurrence of a Terminating Event is cause for termination of any statutory or judicial stay of a party’s right to terminate this Agreement.
2.2. Effect of Termination. Except as otherwise provided herein, termination of this Agreement shall terminate all obligations of Spheris hereunder, except for transcription of Authorized Dictation Recordings received as of the effective date of such termination and delivery/transmission of Medical Reports and other reports related to such Authorized Dictation Recordings which are in process. Termination of this Agreement shall not nullify Client’s obligation to pay any charges for Services performed by Spheris prior to the termination of Services. Sections 2.2, 3, 4, 5, 6 and 7 shall survive termination of this Agreement.
3. PROPRIETARY RIGHTS AND CONFIDENTIALITY.
3.1. Proprietary Rights Client and Facility acknowledge and agree that the Services, Equipment, Systems and all intellectual property rights (including without limitation, interfaces, templates, copyright, patent, trade secrets, confidential information rights, know-how and moral rights) derived or devolving from the Equipment or Systems or the performance of the Services and all information regarding the foregoing and all copies of the foregoing, regardless of by whom prepared, are owned by Spheris or its licensors and are valuable, special and unique assets of Spheris’ business. Client and Facility further expressly acknowledge and agree that the foregoing are the confidential property and trade secrets of Spheris or its licensors and “Confidential Information” subject to Section 3.2 of this Agreement. All proprietary rights in and to the foregoing shall remain exclusivity vested in Spheris. Neither Client nor Facility shall attempt to reverse engineer, disassemble or create derivative works based on any portion of the Systems or Equipment. The breach or threatened breach by Client or a Facility of any provision of this Section 3 will result in immediate termination of all Client and/or Facility’s rights hereunder, and Spheris shall be entitled to an injunction restraining such breach without limiting Spheris’s other remedies for such breach or threatened breach, without the necessity of posting bond or showing the value of the trade secret.
3.2. Confidentiality. Each party shall retain in confidence and not use or disclose to any other person, the terms of this Agreement (including but not limited to the pricing of fees and payments provided for in this Agreement), and any and all confidential or proprietary information and materials of the other party (“Confidential Information”); provided, however, Confidential Information shall not include information which (a) is or becomes generally available to the public other than as a result of a wrongful disclosure by the recipient, (b) was independently developed by the recipient, or (c) was disclosed by another entity without restriction. Confidential Information shall be protected by each party in a commercially reasonable manner, including without limitation protection from unauthorized use by agents and independent contractors of Client (such as medical transcription personnel and employees), which shall be no less protective than the standard of care which such party then uses to protect its own similar Confidential Information, but in no event shall such standard be less than is reasonably adequate to protect such Confidential Information. This provision shall survive the termination or expiration of this Agreement.
3.3. HealthCare Privacy Obligations. Spheris and its personnel shall comply with all applicable federal and state laws concerning the confidentiality and security of health-related information, including, without limitation, the terms set forth in the HIPAA Addendum.
Spheris Operations LLC — Confidential

4. NON-SOLICITATION OF PERSONNEL; EXCLUSIVITY.
4.1. Non-Solicitation. Client and Facility agree that, during the Term and for a one (1) year period following expiration or termination of this Agreement for any reason, it will not, directly or indirectly, either in its own capacity or as an agent of another person, or in any other capacity whatsoever, contact, solicit, attempt to solicit, engage, hire or employ any individual that was employed by Spheris at any time during the one (1) year period prior to the effective date of termination of this Agreement.
Spheris shall make an offer of employment to all transcriptionists currently employed by a Facility converting from in-house transcription or from a blend of outsourced and in-house transcription to Spheris. Notwithstanding the foregoing, CHS and/or Facility reserves the right to re-hire any MT who, during the duration of this Agreement, is hired by Spheris.
4.2. Exclusivity; Limitation of Use.
4.2.1. Client and each Facility agree to use Spheris as its exclusive provider for outsourcing of medical transcription services and Client agrees to not enter into any similar corporate level agreement during the Term of this Agreement.
4.2.2. [***].
4.2.3. Client and Facility agree that a Facility shall not employ or engage any third party to perform transcription services on Spheris’ proprietary transcription platform (or otherwise permit access to any of the Services hereunder) if such employee or transcriptionist reasonably could be deemed a competitor of Spheris or its licensors.
5. ACCESS TO BOOKS AND RECORDS. If this Agreement is one to which 42 C.F.R. Subpart D, sections 420.300—304 applies, Spheris shall, upon written request and until the expiration of four (4) years after the Services are furnished, make available to the Secretary of the Department of Health and Human Services, Comptroller General of the United States, and their duly authorized representatives books, documents and records necessary to verify the nature and extent of the cost of providing the Services. If any subcontract entered into by Spheris is subject to 42 C.F.R. Subpart D, sections 420.300-304, such subcontract shall contain a clause to the same effect as this Section 5.
6. LIMITATIONS OF LIABILITY; REMEDIAL ACTION.
6.1. DISCLAIMER; LIMITATIONS OF LIABILITY. EXCEPT AS EXPRESSLY SET FORTH HEREIN SPHERIS AND ITS LICENSORS HEREBY DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT WITH RESPECT TO THE EQUIPMENT AND SERVICES PROVIDED UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE, EXPECTATION, OR SPECIAL DAMAGES EVEN IF SPHERIS OR ITS LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SPHERIS’ AND ITS LICENSORS AGGREGATE LIABILITY TO CLIENT AND/OR ANY FACILITY UNDER THIS AGREEMENT AND WITH RESPECT TO SERVICES FURNISHED HEREUNDER (WHETHER UNDER CONTRACT, TORT OR ANY OTHER THEORY OF LAW OR EQUITY) SHALL NOT EXCEED, UNDER ANY CIRCUMSTANCES, ONE MILLION DOLLARS ($1,000,000) PER OCCURRENCE/FIVE MILLION DOLLARS ($5,000,000) AGGREGATE INSURANCE COVERAGE. CLIENT AND FACILITY ACKNOWLEDGE THAT SPHERIS’ OBLIGATIONS UNDER THIS AGREEMENT ARE FOR THE BENEFIT OF CLIENT AND ITS FACILITIES ONLY. THIS LIMITATION OF LIABILITY IS INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE PROVEN INEFFECTIVE. THE FOREGOING LIMITATION OF LIABILITY REPRESENTS THE ALLOCATION OF RISK OF FAILURE BETWEEN THE PARTIES AS REFLECTED IN THE PRICING HEREUNDER AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.
6.2. Remedial Action. Client, Facility and Spheris agree that each Facility is solely responsible for ensuring the accuracy of the final Medical Report. In no event shall Spheris have any liability resulting from: (a) the content of any Medical Report or other report transcribed by Spheris; or (b) malpractice claims against Client’s or a Facility’s physicians. In the event Spheris fails to transcribe an Authorized Dictation Recording in accordance with the terms of this Agreement and such failure results in damage to Client or a Facility, then Spheris’ and its licensors sole obligation and liability to such Client or Facility for such event (subject to reasonable mitigation by Client and/or Facility) shall be limited to Spheris retranscribing and/or retransmitting the Medical Report relating to such Authorized Dictation Recording and/or waiving the fee associated with such Medical Report. Any claim against Spheris or its licensors by Client and/or Facility that Client and/or Facility has knowledge of must be asserted in writing within sixty (60) days after the transmission of inaccurate information on which the claim is based. Client and/or Facility hereby agrees to promptly supply to Spheris documentation reasonably requested by Spheris to support any claim of Client. THE FOREGOING STATES THE ENTIRE LIABILITY OF SPHERIS AND ITS LICENSORS WITH RESPECT TO CLAIMS THAT INFORMATION WAS NOT TRANSMITTED OR WAS TRANSMITTED INACCURATELY BY SPHERIS AND ITS LICENSORS, AND SUCH LIABILITY IS FURTHER LIMITED BY THE LIMITATIONS OF LIABILITY APPEARING IN SECTION 6.1 ABOVE.
6.3. HIPAA Indemnification. Spheris shall indemnify and hold Client and its indemnitees harmless from any claim by a third party and, at its own expense, shall defend any action brought or threatened against Client to the extent that such claim arises from any breach the HIPAA Addendum, by Spheris or its employees, directors, officers, subcontractors or agents.
7. GENERAL.
7.1. Insurance. During the term of this Agreement, Spheris agrees to carry and maintain levels of insurance with such minimum amounts as follows:
•	Worker’s Compensation insurance in accordance with statutory limits;

•	Errors and Omissions Insurance for at least Two Million Dollars ($2,000,000) per occurrence/Ten Million Dollars ($10,000,000) aggregate; and

•	Occurrence type Commercial General Liability Insurance including but not limited to, blanket contractual liability coverage for bodily injury including death, personal injury and property damage with limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence.
Spheris agrees to provide to Client certificates of insurance showing the required policies and limits within thirty (30) days of Client’s reasonable request.
7.2. [***]
7.3. Notice of Acquisition or Sale of Facilities. Client shall give Spheris written notice as soon as practicable prior to either an acquisition or sale of a Facility. Upon receipt of such notice, the parties shall work together to mutually agree on either a conversion schedule or a separation schedule, as the case may be.
7.4. Counterparts; Entire Agreement; Amendments. This Agreement may be executed in any number of counterparts and each counterpart, whether by original signature, copy or facsimile signature, is intended to have the same effect as an original. This Agreement constitutes the only agreement of the parties hereto with respect to the matters covered by this Agreement, and fully and finally sets forth the rights, duties and obligations of each to the other as of its date. Any prior agreements, promises, negotiations or representations, either written or oral, not set forth in this Agreement, including the Pilot Agreement for Health Information Processing by and between Client and Spheris dated April 30, 2008, are of no force and effect. In the event of a conflict between these Standard Terms and any addendum or Requirements Document, these Standard Terms shall govern unless the provisions of these Standard Terms explicitly state the Parties’ intention that the particular relevant portion of the Addendum should supersede these Standard Terms. Unless otherwise provided, this Agreement may be amended or modified only upon the written mutual consent of the parties hereto. The parties acknowledge that the covenants set forth in this Agreement are intended solely for the benefit of the parties, their successors and permitted assigns. Nothing herein, whether express or implied, shall confer upon any person or entity, other than the parties, their successors and permitted assigns,
Spheris Operations LLC — Confidential

any legal or equitable right whatsoever to enforce any provision of this Agreement.
7.5. Governing Law; Jurisdiction. This Agreement and any dispute, controversy or claim arising out of or relating to this Agreement or a breach hereof, shall be governed by, and construed in accordance with, the laws of the State of Tennessee. Each party agrees to the exclusive jurisdiction of the state courts sitting in Williamson County Tennessee for the resolution of any disputes arising from or related to this Agreement.
7.6. Waiver. Should either party hereto in any one or more instances fail to require the strict performance of any of the terms, covenants or conditions of this Agreement, such failure shall not be construed as a waiver or relinquishment of future performance of any such term, covenant or condition by the other party hereto, but the obligation of such party with respect to such future performance shall continue in full force and effect in accordance with the terms of this Agreement.
7.7. Assignment. This Agreement will not be assignable by either party hereto without the prior written consent of the other party. Notwithstanding the foregoing, either party may assign this Agreement to a wholly owned affiliate or, in the event of merger, acquisition or other corporate reorganization to its successor-in-interest.
7.8. Acts Beyond Control. Neither party will be responsible for delays or failures in performance resulting from acts or events beyond its control, including but not limited to, acts of nature, governmental actions, fire, labor difficulties or shortages, civil disturbances, terrorism, transportation problems, interruptions of power, natural disasters, telecommunications failures, the failure of any third-party equipment or services, or other causes beyond the reasonable control of Spheris.
7.9. Independent Relationship. The parties hereto are independent entities. Neither party nor any of their respective officers, directors or employees shall be construed to be the agent, employee or representative of the other. Nothing herein shall be construed to create any rights or remedies in any third parties.
Spheris Operations LLC — Confidential

EXHIBIT D
to
AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
HIPAA BUSINESS ASSOCIATE ADDENDUM
     This Business Associate Addendum (the “Addendum”) is made as of the 3rd day of October, 2008 (the “Effective Date”), by and between Business Associate and Covered Entity (collectively the “Parties”) to comply with privacy standards adopted by the U.S. Department of Health and Human Services as they may be amended from time to time, 45 C.F.R. parts 160 and 164, subparts A and E (“the Privacy Rule”) and security standards adopted by the U.S. Department of Health and Human Services as they may be amended from time to time, 45 C.F.R. parts 160, 162 and 164, subpart C (“the Security Rule”) and any applicable state confidentiality laws.
RECITALS
WHEREAS, Business Associate provides transcription services (“Services”) to or on behalf of Covered Entity;
WHEREAS, Covered Entity and Business Associate entered into an Agreement dated October 3, 2008, (the “Agreement”);
WHEREAS, in connection with these services, Covered Entity discloses to Business Associate certain protected health information that is subject to protection under the Privacy Rule; and
WHEREAS, the Privacy Rule requires that Covered Entity receive adequate assurances that Business Associate will comply with certain obligations with respect to the PHI received in the course of providing services to or on behalf of Covered Entity.
NOW THEREFORE, in consideration of the mutual promises and covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
A.	Definitions. Terms used herein, but not otherwise defined, shall have meaning ascribed by the Privacy Rule and the Security Rule.
1.	Business Associate. “Business Associate” shall mean Spheris Operations, LLC.

2.	Covered Entity. “Covered Entity” shall mean Community Health Systems.

3.	Designated Record Set. “Designated Record Set” shall mean a group of records maintained by or for a Covered Entity that is: (i) the medical records and billing records about Individuals maintained by or for a covered health care provider; (ii) the enrollment, payment, claims adjudication, and case or medical management record systems maintained by or for a health plan; or (iii) used, in whole or in part, by or for the covered entity to make decisions about Individuals. For purposes of this definition, the term “record” means any item, collection, or grouping of information that includes protected health information and is maintained, collected, used, or disseminated by or for a covered entity.

4.	HIPAA Rules. The Privacy Rule and the Security Rule are referred to collectively herein as “HIPAA Rules.”

5.	Individual. “Individual” shall mean the person who is the subject of the protected health information.

6.	Protected Health Information (“PHI”). “Protected Health Information” or PHI shall mean individually identifiable health information that is created or received by Business Associate for or from Covered Entity or on behalf of Covered Entity.

7.	Required by Law. “Required by Law” shall mean a mandate contained in law that compels a use or disclosure of PHI.

8.	Secretary. “Secretary” shall mean the Secretary of the Department of Health and Human Services or his or her Designee.
B.	Purposes for which PHI May Be Disclosed to Business Associate. In connection with the services provided by Business Associate to or on behalf of Covered Entity described in this Addendum, Covered Entity may disclose PHI to Business Associate for the purposes of Business Associate performing Services pursuant to the Agreement.

C.	Obligations of Covered Entity. If Covered Entity shall:
1.	provide Business Associate a copy of its Notice of Privacy Practices (“Notice”) produced by Covered Entity in accordance with 45 C.F.R. 164.520 as well as any changes to such Notice and shall ensure that any Covered Entity Notice or other policies of privacy practices do not conflict with or limit the ability of Business Associate to perform the Services;

2.	only transmit PHI to Business Associate for which it has all consents and authorizations necessary to permit such disclosure and to permit Business Associate to perform the Services, and shall promptly provide Business Associate with any changes in, or revocation of, authorizations by Individuals relating to the use and/or disclosure of PHI, if such changes affect Business Associate’s permitted or required uses and/or disclosures;

3.	notify Business Associate of any restriction to the use and/or disclosure of PHI to which Covered Entity has agreed in accordance with 45 C.F.R. 164.522;

4.	notify Business Associate of any amendment to PHI to which Covered Entity has agreed that affects a Designated Record Set maintained by Business Associate; and

5.	If Business Associate maintains a Designated Record Set, provide Business Associate with a copy of its policies and procedures related to an Individual’s right to: access PHI; request an amendment to PHI; request confidential communications of PHI; or request an accounting of disclosures of PHI.
D.	Obligations of Business Associate. Business Associate agrees to comply with applicable federal and state confidentiality and security laws, specifically the provisions of the Privacy Rule applicable to business associates (as defined by the Privacy Rule), including:
1.	Use and Disclosure of PHI. Except as otherwise permitted by this Addendum or applicable law, Business Associate shall not use or disclose PHI except as necessary to provide Services pursuant to the Agreement to or on behalf of Covered Entity, and shall not use or disclose PHI that would violate the HIPAA Rules if used or disclosed by Covered Entity. Provided, however, Business Associate may use and disclose PHI as necessary for the proper management and administration of Business Associate, or to carry out its legal responsibilities. Business Associate shall in such cases:
(a)	provide information to members of its workforce using or disclosing PHI regarding the confidentiality requirements of the Privacy Rule and this Addendum;

(b)	obtain reasonable assurances from the person or entity to whom the PHI is disclosed that: (a) the PHI will be held confidential and further used and disclosed only as Required by Law or for the purpose for which it was disclosed to the person or entity; and (b) the person or entity will notify Business Associate of any instances of which it is aware in which confidentiality of the PHI has been breached; and

(c)	agree to notify the designated Privacy Officer of Covered Entity of any instances of which it is aware in which the PHI is used or disclosed for a purpose that is not otherwise provided for in this Addendum or for a purpose not expressly permitted by the HIPAA Rules.
2.	Data Aggregation. In the event that Business Associate works for more than one Covered Entity, Business Associate is permitted to use and disclose PHI for data aggregation purposes, however, only in order to analyze data for permitted health care operations, and only to the extent that such use is permitted under the Privacy Rule.

3.	De-identified Information. Business Associate may use and disclose de-identified health information if the de-identification is in compliance with 45 C.F.R. §164.502(d), and the de-identified health information meets the standard and implementation specifications for de-identification under 45 C.F.R. §164.514(a) and (b).

4.	Safeguards. Business Associate shall maintain appropriate safeguards to ensure that PHI is not used or disclosed other than as provided by this Addendum or as Required by Law. Business Associate shall implement administrative, physical and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of any electronic PHI it creates, receives, maintains, or transmits on behalf of Covered Entity.

5.	Minimum Necessary. Business Associate shall attempt to ensure that all uses and disclosures of PHI are subject to the principle of “minimum necessary use and disclosure,” i.e., that only PHI that is the minimum necessary to accomplish the intended purpose of the use, disclosure, or request is used or disclosed.

6.	Disclosure to Agents and Subcontractors. If Business Associate discloses PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, to agents, including a subcontractor, Business Associate shall require the agent or subcontractor to agree to the same restrictions and conditions as apply to Business Associate under this Addendum. Business Associate shall ensure that any agent, including a subcontractor, agrees to implement reasonable and appropriate safeguards to protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains, or transmits on behalf of the Covered Entity. Business Associate further expressly warrants that its agents or subcontractors will be specifically advised of, and will be required to comply in all respects with, the terms of this Addendum.

7.	Individual Rights Regarding Designated Record Sets. If Business Associate maintains a Designated Record Set on behalf of Covered Entity Business Associate agrees as follows:
(a)	Individual Right to Copy or Inspection. Business Associate agrees that if it maintains a Designated Record Set for Covered Entity that is not maintained by Covered Entity, it will permit an Individual to inspect or copy PHI about the Individual in that set as directed by Covered Entity to meet the requirements of 45 C.F.R. § 164.524. Under the Privacy Rule, Covered Entity is required to take action on such requests as soon as possible, but not later than 30 days following receipt of the request. Business Associate agrees to make reasonable efforts to assist Covered Entity in meeting this deadline. The information shall be provided in the form or format requested if it is readily producible in such form or format; or in summary, if the Individual has agreed in advance to accept the information in summary form. A reasonable, cost-based fee for copying health information may be charged. If Covered Entity maintains the requested records, Covered Entity, rather than Business Associate shall permit access according to its policies and procedures implementing the Privacy Rule.

(b)	Individual Right to Amendment. Business Associate agrees, if it maintains PHI in a Designated Record Set, to make amendments to PHI at the request and direction of Covered Entity pursuant to 45 C.F.R. 164.526. If Business Associate maintains a record in a Designated Record Set that is not also maintained by Covered Entity, Business Associate agrees that it will accommodate an Individual’s request to amend PHI only in conjunction with a determination by Covered Entity that the amendment is appropriate according to 45 C.F.R. § 164.526.

(c)	Accounting of Disclosures. Business Associate agrees to maintain documentation of the information required to provide an accounting of disclosures of PHI in accordance with 45 C.F.R. § 164.528, and to make this information available to Covered Entity within a reasonable period of time following Covered Entity’s request, in order to allow Covered Entity to respond to an Individual’s request for accounting of disclosures. Under the Privacy Rule, Covered Entity is required to take action on such requests as soon as possible but not later than 60 days following receipt of the request. Business Associate agrees to use its best efforts to assist Covered Entity in meeting this deadline. Such accounting must be provided without cost to the individual or Covered Entity if it is the first accounting requested by an individual within any 12 month period; however, a reasonable, cost-based fee may be charged for subsequent accountings if Business Associate informs the individual in advance of the fee and is afforded an opportunity to withdraw or modify the request. Such accounting is limited to disclosures that were made in the six (6) years prior to the request (not including disclosures prior to the compliance date of the Effective Date) and shall be provided for as long as Business Associate maintains the PHI.
8.	Internal Practices, Policies and Procedures. Except as otherwise specified herein, Business Associate shall make available its internal practices, policies and procedures relating to the use and disclosure of PHI, received from or on behalf of Covered Entity to the Secretary or his or her agents for the purpose of determining Covered Entity’s compliance with the HIPAA Rules, or any other health oversight agency, or to Covered Entity. Records requested that are not protected by an applicable legal privilege will be made available in the time and manner specified by Covered Entity or the Secretary.

9.	Notice of Privacy Practices. Business Associate shall abide by the limitations of Covered Entity’s Notice of which it has knowledge. Any use or disclosure permitted by this Addendum may be amended by changes to Covered Entity’s Notice; provided, however, that the amended Notice shall not affect permitted uses and disclosures on which Business Associate relied prior to receiving notice of such amended Notice.

10.	Withdrawal of Authorization. If the use or disclosure of PHI in this Addendum is based upon an Individual’s specific authorization for the use or disclosure of his or her PHI, and the Individual revokes such authorization, the effective date of such authorization has expired, or such authorization is found to be defective in any manner that renders it invalid, Business Associate shall, if it has notice of such revocation, expiration, or invalidity, cease the use and disclosure of the Individual’s PHI except to the extent it has relied on such use or disclosure, or if an exception under the Privacy Rule expressly applies.

11.	Knowledge of HIPAA Rules. Business Associate agrees to review and understand the HIPAA Rules as it applies to Business Associate, and to comply with the applicable requirements of the HIPAA Rule, as well as any applicable amendments.

12.	Security Incident. Business Associate agrees to promptly report to the Covered Entity any security incident of which Business Associate becomes aware. The parties acknowledge and agree that this section constitutes notice by Business Associate to Covered Entity of the ongoing existence and occurrence of attempted but Unsuccessful Security Incidents (as defined below) for which no additional notice to Covered Entity shall be required. “Unsuccessful Security Incidents” shall include, but not be limited to, pings and other broadcast attacks on Business Associate’s firewall, port scans, unsuccessful long-on attempts, denials of service and any combination of the above, so long as no such incident results in unauthorized access, use or disclosure of Covered Entity’s electronic PHI.
E.	Term and Termination.
1.	Term. This Addendum shall be effective as of the Effective Date and shall terminate upon the earlier of (a) termination of the Agreement, or (b) termination as set forth below.

2.	Termination for Breach. If Business Associate breaches any provision in this Addendum, Covered Entity may, at its option, request records of Business Associate related to its use and disclosure of PHI, require Business Associate to submit to monitoring and reporting, and such other conditions as Covered Entity may determine is necessary to ensure compliance with this Addendum, or Covered Entity may terminate this Addendum on a date specified by Covered Entity, but in no event earlier than thirty (30) days after written notice from Covered Entity of such breach to Business Associate, and Business Associate failing to cure such breach during such thirty (30) day period.

3.	Effect of Termination. Upon termination of this Addendum for any reason, Business Associate agrees to return or destroy all PHI received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, maintained by Business Associate in any form. If Business Associate determines that the return or destruction of PHI is not feasible, Business Associate shall inform Covered Entity in writing of the reason thereof, and shall agree to extend the protections of this Addendum to such PHI and limit further uses and disclosures of the PHI to those purposes that make the return or destruction of the PHI not feasible for so long as Business Associate retains the PHI.
F.	Miscellaneous.
1.	Mitigation. If Business Associate violates this Addendum or either of the HIPAA Rules, Business Associate agrees, to the extent practicable, to mitigate any damage caused by such breach.

2.	Rights of Proprietary Information. Covered Entity retains any and all rights to the proprietary information, confidential information, and PHI it releases to Business Associate.

3.	Survival. The respective rights and obligations of Business Associate under Section E.3 of this Addendum shall survive the termination of this Addendum.

4.	Notices. Any notices pertaining to this Addendum shall be given in writing and shall be deemed duly given when personally delivered to a Party or a Party’s authorized representative as listed below or sent by means of a reputable overnight carrier, or sent by means of certified mail, return receipt requested, postage prepaid. A notice sent by certified mail shall be deemed given on the date of receipt or refusal of receipt. All notices shall be addressed to the appropriate Party as follows:
If to Covered Entity:

Community Health Systems Professional Services Corporation
4000 Meridian Boulevard
Franklin, TN 37067
Attn: Legal Department
If to Business Associate:

Spheris Operations LLC
9009 Carothers Parkway, Suite C-3
Franklin, TN 37067
Attn: Legal Department
5.	Amendments. This Addendum may not be changed or modified in any manner except by an instrument in writing signed by a duly authorized officer of each of the Parties hereto. The Parties, however, agree to amend this Addendum from time to time as necessary, in order to allow Covered Entity’s to comply with the requirements of the HIPAA Rules.

6.	Choice of Law. This Addendum and the rights and the obligations of the Parties hereunder shall be governed by and construed under the laws of the State set forth in the Agreement.

7.	Assignment of Rights and Delegation of Duties. This Addendum is binding upon and inures to the benefit of the Parties hereto and their respective successors and permitted assigns. However, neither Party may assign any of its rights or delegate any of its obligations under this Addendum without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding any provisions to the contrary, however, Covered Entity retains the right to assign or delegate any of its rights or obligations hereunder to any of its wholly owned subsidiaries, affiliates or successor companies. Assignments made in violation of this provision are null and void.

8.	Nature of Addendum. Nothing in this Addendum shall be construed to create (i) a partnership, joint venture or other joint business relationship between the Parties or any of their affiliates, (ii) any fiduciary duty owed by one Party to another Party or any of its affiliates, or (iii) a relationship of employer and employee between the Parties.

9.	No Waiver. Failure or delay on the part of either Party to exercise any right, power, privilege or remedy hereunder shall not constitute a waiver thereof. No provision of this Addendum may be waived by either Party except by a writing signed by an authorized representative of the Party making the waiver.

10.	Equitable Relief. Any disclosure or misappropriation of PHI by Business Associate in violation of this Addendum will cause Covered Entity irreparable harm, the amount of which may be difficult to ascertain. Business Associate therefore agrees that Covered Entity shall have the right to apply to a court of competent jurisdiction for specific performance and/or an order restraining and enjoining Business Associate from any such further disclosure or breach and for such other relief as Covered Entity shall deem appropriate. Such rights are in addition to any other remedies available to Covered Entity at law or in equity. Business Associate expressly waives the defense that a remedy in damages will be adequate, and further waives any requirement in an action for specific performance or injunction for the posting of a bond by Covered Entity.
11.	Severability. The provisions of this Addendum shall be severable, and if any provision of this Addendum shall be held or declared to be illegal, invalid or unenforceable, the remainder of this Addendum shall continue in full force and effect as though such illegal, invalid or unenforceable provision had not been contained herein.

12.	No Third Party Beneficiaries. Nothing in this Addendum shall be considered or construed as conferring any right or benefit on a person not party to this Addendum nor imposing any obligations on either Party hereto to persons not a party to this Addendum.

13.	Headings. The descriptive headings of the articles, sections, subsections, exhibits and schedules of this Addendum are inserted for convenience only, do not constitute a part of this Addendum and shall not affect in any way the meaning or interpretation of this Addendum.

14.	Entire Agreement. This Addendum and the Agreement, together with all Exhibits, Riders and amendments, if applicable, which are fully completed and signed by authorized persons on behalf of both Parties from time to time while this Addendum is in effect, constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all previous written or oral understandings, agreements, negotiations, commitments, and any other writing and communication by or between the Parties with respect to the subject matter hereof. In the event of any inconsistencies between any provisions of this Addendum in any provisions of the Exhibits, Riders, or amendments, the provisions of this Addendum shall control.

15.	Interpretation. Any ambiguity in this Addendum shall be resolved in favor of a meaning that permits Covered Entity to comply with the HIPAA Rules and any applicable state confidentiality laws. The provisions of this Addendum shall prevail over the provisions of any other agreement that exists between the Parties that may conflict with, or appear inconsistent with, any provision of this Addendum or the HIPAA Rules.

16.	Regulatory References. A citation in this Addendum to the Code of Federal Regulations shall mean the cited section as that section may be amended from time to time.

Agreed to:

Business associate			Covered entity

By:	/s/ Russell G. Adkins		By:	/s/ Kenneth D. Hawkins

		(Authorized Signature)			(Authorized Signature)
	Name:	Russell G. Adkins		Name:	Kenneth D. Hawkins
		(Type or Print)			(Type or Print)
	Title:	Vice President; Secretary		Title:	Senior Vice President, Acquisitions & Development

Date: October 3, 2008			Date: October 3, 2008

EXHIBIT E
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AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
PARTICIPATING FACILITIES
Abilene Regional Medical Center
Affinity Medical Center — Doctor’s Campus/ Massillon Campus
Alta Vista Regional Hospital
Barstow Community Hospital
Bedford County Medical Center
Berwick Hospital Center
Big Bend Regional Medical Center
Bluffton Regional Medical Center
Brandywine Hospital
Brownwood Regional Medical Center
Byrd Regional Hospital
Carlsbad Medical Center
Carolinas Hospital System
Cedar Park Regional Medical Center
Cherokee Medical Center
Chesterfield General Hospital
Chestnut Hill Hospital
Claremore Regional Hospital
Cleveland Regional Medical Center
College Station Medical Center
Crestwood Medical Center
Crossroads Community Hospital
Deaconess Hospital
Dekalb Regional Medical Center
DeTar Hospital — Navarro/North
Dukes Memorial Hospital
Dupont Hospital
Dyersburg Regional Medical Center
Eastern New Mexico Medical Center
Easton Hospital
Evanston Regional Hospital
Fallbrook Hospital
Fannin Regional Hospital
Flowers Hospital
Forrest City Medical Center
Gadsden Regional Medical Center
Galesburg Cottage Hospital
Gateway Health System
Gateway Regional Medical Center
Greenbrier Valley Medical Center
Harris Hospital
Haywood Park Community Hospital
Heartland Regional Medical Center
Helena Regional Medical Center
Henderson County Community
Hill Regional Hospital
Jennersville Regional Hospital
Kentucky River Medical Center
Kosciusko Community Hospital
L.V. Stabler Memorial Hospital
Lake Granbury Medical Center
Lake Wales Medical Center
Lakeway Regional Hospital
Laredo Medical Center
Lea Regional Medical Center
Lock Haven Hospital
Longview Regional Medical Center
Lutheran Hospital of Indiana
Marlboro Park Hospital
Martin General Hospital
Mary Black Health System
Mat-Su Regional Medical Center
McKenzie Regional Hospital
McKenzie-Williamette Medical Center
McNairy Regional Hospital
Medical Center Enterprise
Medical Center of South Arkansas
Memorial Hospital of Salem
Mesa View Regional Hospital
Mimbres Memorial Hospital
Moberly Regional Medical Center
Mountain View Regional Medical Center
Mountain West Medical Center
Navarro Regional Hospital
North Okaloosa Medical Center
Northeast Regional Medical Center
Northern Louisiana Medical Center
Northwest Medical Center — Oro Valley
Northwest Medical Center — Tucson
Northwest Medical Center- Springdale
Northwest Medical Center-Bentonville
Parkway Regional Hospital
Payson Regional Medical Center
Phoenixville Hospital
Plateau Medical Center
Ponca City Medical Center
Porter Health
Pottstown Memorial Medical Center
Presbyterian Hospital of Denton
Red Bud Regional Hospital
Regional Hospital of Jackson
Rehabilitation Hospital of Fort Wayne
River Region Health System
San Angelo Community Medical Center
Scenic Mountain Medical Center
SkyRidge Medical Center
South Baldwin Regional
South Texas Regional Medical
Southampton Memorial Hospital
SouthCrest Hospital
Southern Virginia Regional Medical Center
Southside Regional Medical Center
Springs Memorial Hospital
St. Joseph Hospital
Sunbury Community Hospital
Three Rivers Medical Center
Trinity Hospital of Augusta
Trinity Medical Center
Union County Hospital
Vista Medical Center East
Volunteer Community Hospital
Watsonville Comm. Hospital
Weatherford Regional Medical Center
Wesley Medical Center
Western Arizona Regional
Willow Creek Women’s Hospital
Women & Children’s Hospital
Woodland Heights Medical Center
Woodward Regional Hospital

EXHIBIT F
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AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
CONVERSION SCHEDULE

Spheris Must
Receive all
		Facility Identified	Projected	Information from
		and Notified by	Project	CHS	Requirement	Projected
S. No.	Name of the facility	CHS Corporate	Kickoff	(Facility & Corporate)	Doc Sign off	Go-Live
1
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Spheris Operations LLC — Confidential

Spheris Must
Receive all
		Facility Identified	Projected	Information from
		and Notified by	Project	CHS	Requirement	Projected
S. No.	Name of the facility	CHS Corporate	Kickoff	(Facility & Corporate)	Doc Sign off	Go-Live
56
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Spheris Operations LLC — Confidential

EXHIBIT G
to
AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
FACILITY ACKNOWLEDGEMENT

Facility Name:	(“Facility”)

Effective Date:

Address:

Conversion Kick-off Date:

     Facility hereby acknowledges that, effective as the Effective Date stated above, it will participate under that certain Agreement for Transcription Health Information Processing Services Agreement by and between Community Health Systems Professional Corporation and Spheris Operations LLC, dated October 3, 2008 (“Agreement”). The terms and conditions of the Agreement shall govern the relationship between Facility and Spheris.
AGREED AND ACCEPTED:
FACILITY

By:
Name:
Title:

Date:

Spheris Operations LLC — Confidential

EXHIBIT H
to
AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
FACILITY ANNUAL VISUAL BLACK CHARACTER COUNT
[***]
[Four pages have been omitted and filed separately with
the U.S. Securities and Exchange Commission pursuant to
Spheris Inc.’s application requesting confidential treatment.]
Spheris Operations LLC — Confidential

EXHIBIT I
to
AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
IMPLEMENTATION PROCESS OVERVIEW
[***]
[Three pages have been omitted and filed separately with
the U.S. Securities and Exchange Commission pursuant to
Spheris Inc.’s application requesting confidential treatment.]
Spheris Operations LLC — Confidential

EXHIBIT J
to
AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
FORM OF REQUIREMENTS DOCUMENT — HIM
[***]
[Thirty-one pages have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to
Spheris Inc.’s application requesting confidential treatment.]
Spheris Operations LLC — Confidential

EXHIBIT K
to
AGREEMENT FOR HEALTH INFORMATION PROCESSING SERVICES
FORM OF REQUIREMENTS DOCUMENT — RADIOLOGY
[***]
[Twenty-eight pages have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to
Spheris Inc.’s application requesting confidential treatment.]
Spheris Operations LLC — Confidential